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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 and Form S-3) pertaining to the Delta Internet Services, Inc. 1996 Stock Option Plan, Stock Option Agreement, and Warrant Agreement of our report dated January 27, 1998, except for Note 12 as to which the date is March 31, 1998, with respect to the financial statements of Concentric Network Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
July 1, 1998